As filed with the Securities and Exchange Commission on September 29, 2015

Registration No. 333-128645

Registration No. 333-135167

Registration No. 333-136675

Registration No. 333-140455

Registration No. 333-144869

Registration No. 333-148896

Registration No. 333-157842

Registration No. 333-165735

Registration No. 333-173183

Registration No. 333-179679

Registration No. 333-186997

Registration No. 333-194242

Registration No. 333-196624

Registration No. 333-201709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT NO. 333-128645

FORM S-8

REGISTRATION STATEMENT NO. 333-135167

FORM S-8

REGISTRATION STATEMENT NO. 333-136675

FORM S-8

REGISTRATION STATEMENT NO. 333-140455

FORM S-8

REGISTRATION STATEMENT NO. 333-144869

FORM S-8

REGISTRATION STATEMENT NO. 333-148896

FORM S-8

REGISTRATION STATEMENT NO. 333-157842

FORM S-8

REGISTRATION STATEMENT NO. 333-165735

FORM S-8

REGISTRATION STATEMENT NO. 333-173183

FORM S-8

REGISTRATION STATEMENT NO. 333-179679

FORM S-8

REGISTRATION STATEMENT NO. 333-186997

FORM S-8

REGISTRATION STATEMENT NO. 333-194242

FORM S-8

REGISTRATION STATEMENT NO. 333-196624

FORM S-8

REGISTRATION STATEMENT NO. 333-201709

UNDER

THE SECURITIES ACT OF 1933

IKANOS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	73-1721486
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(510) 979-0400

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1999 Stock Option Plan

2004 Equity Incentive Plan

2004 Employee Stock Purchase Plan

Doradus Technologies, Inc. 2004 Amended and Restated Stock Option Plan

Amended and Restated 2004 Equity Incentive Plan

Amended and Restated 2004 Employee Stock Purchase Plan

Stand-Alone Stock Option Agreement

2014 Stock Incentive Plan

Ikanos Communications, Inc. 2014 Stock Incentive Plan

(Full Title of the Plans)

Daniel D. Vrechek

Secretary and Vice President

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, CA 94538

(510) 979-0400

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by Ikanos Communications, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-128645, originally filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2005;

•	Registration Statement No. 333-135167, originally filed with the SEC on June 20, 2006;

•	Registration Statement No. 333-136675, originally filed with the SEC on August 16, 2006;

•	Registration Statement No. 333-140455, originally filed with the SEC on February 5, 2007;

•	Registration Statement No. 333-144869, originally filed with the SEC on July 26, 2007;

•	Registration Statement No. 333-148896, originally filed with the SEC on January 28, 2008;

•	Registration Statement No. 333-157842, originally filed with the SEC on March 11, 2009;

•	Registration Statement No. 333-165735, originally filed with the SEC on March 26, 2010;

•	Registration Statement No. 333-173183, originally filed with the SEC on March 30, 2011;

•	Registration Statement No. 333-179679, originally filed with the SEC on February 24, 2012;

•	Registration Statement No. 333-186997, originally filed with the SEC on March 1, 2013;

•	Registration Statement No. 333-194242, originally filed with the SEC on February 28, 2014;

•	Registration Statement No. 333-196624, originally filed with the SEC on June 9, 2014; and

•	Registration Statement No. 333-201709, originally filed with the SEC on January 26, 2015.

The Company is filing this Post-Effective Amendment No. 1 to its Registration Statements to withdraw and remove from registration the unissued and unsold securities issuable by the Company pursuant to the above referenced Registration Statements.

On September 28, 2015, pursuant to the Agreement and Plan of Merger, dated as of August 5, 2015 (the “Merger Agreement”), by and among the King Acquisition Co., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), Parent and the Company, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on September 29, 2015.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Daniel D. Vrechek
Daniel D. Vrechek
Secretary and Vice President

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.